Exhibit 99.1

MEMORANDUM

DATE:	March 27, 2012

TO:	Members of the Board of Directors and Executive Officers

FROM:	Patricia A. Beithon, General Counsel and Secretary

RE:	Notice Regarding 401(k) Retirement Plan Blackout Period and Trading Restrictions

The purpose of this notice is to inform you of an impending “blackout period” under the Apogee Enterprises, Inc. 401(k) Retirement Plan (the “401(k) Plan”), during which you will be prohibited from engaging in transactions involving equity securities of Apogee Enterprises, Inc. (the “Company”) that you acquired in connection with your service or employment as a director or executive officer of the Company.

Reason for the Blackout Period

The 401(k) Plan will be changing record keepers from ING to The Principal Financial Group.

Impact on the Affected 401(k) Plan Rights

As a result of the change in record keepers, 401(k) Plan participants and beneficiaries will be unable to direct or diversify investments in their individual accounts or to obtain a distribution from the 401(k) Plan. This period, during which 401(k) Plan participants and beneficiaries will be unable to exercise these rights otherwise available under the 401(k) Plan, is called a “blackout period.”

Length of the Blackout Period

The blackout period will begin at 3:00 p.m. Central Daylight Time on April 26, 2012 and is expected to end the week of May 6, 2012. If there is a subsequent change in the timing of the blackout period, you will receive an updated notice. Please note that this blackout period is separate from, and in addition to, the trading blackout periods under the Company’s Insider Trading, Tipping and Hedging Policy.

Restrictions on Directors and Executive Officers during the Blackout Period

During the blackout period, directors and executive officers of the Company will be subject to the trading restrictions imposed under Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR. Subject to limited exceptions, these restrictions generally prohibit the direct or indirect purchase, sale, or other acquisition or transfer of any of the Company’s equity securities that you acquired in connection with your service or employment as a director or executive officer of the Company.

Please note the following:

•

“Equity securities” are defined broadly to include not only the Company’s common stock, but also stock options, stock appreciation rights (“SARs”), performance share units, phantom stock and other derivatives.

•

Prohibited transactions are not limited to those involving your direct ownership, but include any transaction in which you have a pecuniary interest (for example, transactions by your immediate family members living in your household).

By way of example, during the blackout period, you may not:

•	Exercise options or SARs granted to you in connection with your service as a director or employment as an executive officer.

•	Sell shares of the Company’s common stock acquired pursuant to exercise of such options or SARs.

•	Sell shares of the Company’s common stock originally received as restricted stock, performance shares or performance share units.

•	Sell shares of the Company’s common stock held by you in the Company’s Employee Stock Purchase Plan.

•	Direct the transfer of funds in your 401(k) Plan account into or out of the Apogee stock fund.

•

Allow shares of the Company’s common stock to be used to satisfy tax withholding obligations if shares of restricted stock or performance share units of the Company held by you vest during the blackout period.

However, you may:

•

Purchase shares of the Company’s common stock under the 401(k) Plan to the extent your ongoing employee contributions during the blackout period were designated for investment in the Apogee stock fund prior to commencement of the blackout period.

•	Purchase shares of the Company’s common stock under the Company’s Employee Stock Purchase Plan to the extent of your ongoing employee contributions prior to commencement of the blackout period.

•	Acquire or dispose of shares of the Company’s common stock through a bona fide gift.

•	Receive shares of the Company’s common stock by means of transfer by will or the laws of descent and distribution.

During the blackout period and for a period of two years after the ending of the blackout period, you may obtain, without charge, information about the actual beginning and ending dates of the blackout period and other information regarding the blackout period by contacting Patricia A. Beithon, General Counsel and Secretary, by telephone at (952) 487-7514, or in writing, at Apogee Enterprises, Inc., 4400 West 78th Street, Suite 520, Minneapolis, Minnesota 55435. Questions about this notice and the blackout period that applies to directors or executive officers of the Company, including whether the blackout period has begun or ended, may be directed to Patricia A. Beithon, General Counsel and Secretary, in writing at Apogee Enterprises, Inc., 4400 West 78th Street, Suite 520, Minneapolis, Minnesota 55435; by telephone at (952) 487-7514 or by email at pbeithon@apog.com.